UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 30, 2013

General Metals Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30230	65-0488983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 Sierra Rose Drive, Suite 1, Reno, Nevada		89511
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (775) 583-4636

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On January 31, 2013, we announced that on January 30, 2013 we entered into a letter of intent with Open Gold Corp., a Canadian junior mining company listed on the TSX Venture Exchange.  Pursuant to the terms of the letter of intent, $2.350 million will be raised to advance the development of the work on our Independence gold and silver mining project and initiate exploration of Open Gold's Mitchell project.

In addition, Open Gold will issue common shares to our company and our shareholders so that we will hold 64% of Open Gold's issued and outstanding and we will transfer our interest in our Independence gold and silver mining project to Open Gold.

The letter of intent is subject to the fulfillment of certain conditions precedent; including but not limited to: due diligence and the negotiation of a definitive agreement, approval of the board of directors of our company and Open Gold and the shareholders of Open Gold, certain financing requirements, and customary third party and regulatory approvals.

Item 9.01	Exhibits

99.1	News Release dated January 31, 2013

99.2	Letter of Intent with Open Gold Corp., dated January 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL METALS CORPORATION

/s/ Daniel J. Forbush
Daniel J. Forbush
President and Director

Date:	February 1, 2013

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